                                EXETER FUND, INC.

                             ARTICLES SUPPLEMENTARY


     EXETER FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1100 Chase Square, Rochester, New York 14604, does hereby file for record with the State of Department of Assessments and Taxation of Maryland the following Articles Supplementary to its Articles of Incorporation.

     FIRST: The Corporation is registered as an open-end investment company under the investment Company Act of 1940. As hereinafter set forth, the Corporation has increased the total number of common stock, par value $.01 from one billion (1,000,000,000) to one billion, seven hundred million (1,700,000,000) authorized, unissued and unclassified capital stock in accordance with Section 2-208 of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation and has classified its authorized, unissued and unclassified capital stock in accordance with Section 2-105(c) of the Maryland General Corporation Law and under authority contained in the Articles of Incorporation of the Corporation.

     SECOND: Pursuant to the authority contained in Section 2-208 of the Maryland General Corporation Law and Article V of the Articles of Incorporation of the Corporation as amended, the Board of Directors of the Corporation, by a resolution adopted at a meeting held on May 11, 1999 authorized to designate and classify the additional shares as follows:

                          Type of Shares                           Number
                          --------------                           ------
     Socially Responsible Series Class A                         37,500,000
     Socially Responsible Series Class B                          2,500,000
     Socially Responsible Series Class C                          5,000,000
     Socially Responsible Series Class D                          2,500,000
     Socially Responsible Series Class E                          2,500,000
     Government-Oriented Fixed Income Series Class A             25,000,000
     Government-Oriented Fixed Income Series Class D             15,000,000
     Government-Oriented Fixed Income Series Class E             10,000,000
     Unrestricted Fixed Income Series Class A                    25,000,000
     Unrestricted Fixed Income Series Class D                    15,000,000
     Unrestricted Fixed Income Series Class E                    10,000,000


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     Index Stock Series Class A                                  25,000,000
     Index Stock Series Class D                                  15,000,000
     Index Stock Series Class E                                  10,000,000
     Large Cap Stock Series Class A                              25,000,000
     Large Cap Stock Series Class D                              15,000,000
     Large Cap Stock Series Class E                              10,000,000
     Small Cap Stock Series Class A                              25,000,000
     Small Cap Stock Series Class D                              15,000,000
     Small Cap Stock Series Class E                              10,000,000
     Aggressive Stock Series Class A                             25,000,000
     Aggressive Stock Series Class D                             15,000,000
     Aggressive Stock Series Class E                             10,000,000
     International Stock Series Class A                          25,000,000
     International Stock Series Class D                          15,000,000
     International Stock Series Class E                          10,000,000
     Defensive Growth Series Class A                             25,000,000
     Defensive Growth Series Class D                             15,000,000
     Defensive Growth Series Class E                             10,000,000
     Growth with Reduced Volatility Series Class A               25,000,000
     Growth with Reduced Volatility Series Class D               15,000,000
     Growth with Reduced Volatility Series Class E               10,000,000
     Long-Term Growth Series Class A                             25,000,000
     Long-Term Growth Series Class D                             15,000,000
     Long-Term Growth Series Class E                             10,000,000
     Maximum-Growth Series Class A                               25,000,000
     Maximum-Growth Series Class D                               15,000,000
     Maximum-Growth Series Class E                               10,000,000
     Unclassified                                               100,000,000

     THIRD: That the proper officers of the Fund, be, and they hereby are, authorized and directed to cause Articles Supplementary to the Fund's Articles of Incorporation, as amended, to be filed with the State of Maryland to effect the purposes of the foregoing resolutions.


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     FOURTH: The officers of the Corporation be, and each of them hereby is, authorized and empowered to execute, seal and deliver any and all documents, instruments, papers and writings, including but not limited to Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, in the name of the Corporation and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions.

     FIFTH: The officers of the Fund be, and they hereby are, authorized to do any and all acts as may be necessary to cause the aforementioned shares to be registered with the Securities & Exchange Commission and any state authorities.

     SIXTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Socially Responsible Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     SEVENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Socially Responsible Series Class B common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     EIGHTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Socially Responsible Series Class C common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     NINTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Socially Responsible Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Socially Responsible Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.


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     ELEVENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Government-Oriented Fixed Income Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWELFTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Government-Oriented Fixed Income Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Government-Oriented Fixed Income Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     FOURTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Index Stock Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     FIFTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Index Stock Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     SIXTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Index Stock Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     SEVENTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the


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Large Cap Stock Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     EIGHTEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Large Cap Stock Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     NINETEENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Large Cap Stock Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTIETH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Small Cap Stock Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-FIRST: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Small Cap Stock Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-SECOND: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Small Cap Stock Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-THIRD: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Aggressive Stock Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-FOURTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Aggressive Stock Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-FIFTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Aggressive Stock Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-SIXTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the International Stock Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-SEVENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the International Stock Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-EIGHTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the International Stock Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     TWENTY-NINTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Defensive Growth Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTIETH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Defensive Growth Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-FIRST: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the

Defensive Growth Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.



     THIRTY-SECOND: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Growth with Reduced Volatility Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-THIRD: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Growth with Reduced Volatility Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-FOURTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Growth with Reduced Volatility Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-FIFTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Long-Term Growth Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-SIXTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Long-Term Growth Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-SEVENTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the

Long-Term Growth Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-EIGHTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Maximum-Term Growth Series Class A common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     THIRTY-NINTH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Maximum-Term Growth Series Class D common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     FORTIETH: The proper officers of the Fund are hereby authorized and directed to take or cause to be taken any and all action they may deem necessary or appropriate in connection with the continuous offer, sale and issuance of shares of the Maximum-Term Growth Series Class E common stock with a par value of $.01 per share, at an initial offering price of $10.00 per share, and at the net asset value per share thereafter.

     FORTY-FIRST: The aforesaid action by the Board of Directors of the Corporation was taken pursuant to authority and power contained in the Articles of Incorporation of the Corporation.

     IN WITNESS WHEREOF, EXETER FUND, INC. has caused these presents to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 11th day of May, 1999.


                                            EXETER FUND, INC.



                                            By:  /s/ B. Reuben Auspitz
                                               ---------------------------------
                                                     B. Reuben Auspitz
                                                     Vice President


[Seal]

Attest:


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/s/ Jodi L Hedberg
-----------------------
Jodi L Hedberg
Secretary